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                                                                    Exhibit 10.5


                SEVENTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT


                  This SEVENTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 15th of July, 1998 by and between COLORSPAN CORPORATION (f/k/a LaserMaster Corporation), a Minnesota corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and Lender ("Agent"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

                  WHEREAS, Borrower and Agent have entered into that certain Credit Agreement dated as of January 17, 1996, as amended by that certain First Amendment to Credit Agreement dated as of May 15, 1996, that Second Amendment to Credit Agreement dated as of January 31, 1997, that Third Amendment to Credit Agreement dated as of May 14, 1997 that Fourth Amendment to Credit Agreement dated as of October 14, 1997, that Fifth Amendment to Credit Agreement dated as of February 17, 1998, and that Sixth Amendment and Consent to Credit Agreement dated as of June 30, 1998 (as further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Agent wish to enter into certain amendments to the Credit Agreement, all as more fully set forth herein;

                  NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the parties hereto agree as follows:

         SECTION 1.     ACQUISITION OF INTERCOMPANY DEBT

                  Agent and Lenders consent to the partial repayment of intercompany loans owing by Borrower to VirtualFund.com, Inc. (fka LaserMaster Technologies, Inc.), a Minnesota corporation ("Holdings"), in an amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) for the purpose of contributing such funds to the capital of Virtual Acquisition Corp. II, a Minnesota corporation ("VAC IIA"), or loaning such funds to VAC IIA so that VAC IIA may loan to, or contribute such funds to the capital of, Kilborn Photo Products, Inc., an Iowa corporation ("Kilborn"), and Kilborn may use such funds to repay amounts owing to its former stockholders, concurrently with the purchase by VAC IIA of all of the outstanding stock of Kilborn, in exchange for stock of Holdings.

         SECTION 2.     AMENDMENTS TO DEFINITIONS IN CREDIT AGREEMENT.

                  (a) Definitions. Schedule A to the Credit Agreement is amended as follows:

                           (i) to delete the definition of Holdings and insert the following definition in its place:
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                               "Holdings" shall mean VirtualFund.com, Inc., a
                               Minnesota corporation.

                          (ii) to insert the following definitions:

                               "Kilborn" shall mean Kilborn Photo Products,
                               Inc., an Iowa corporation.

                               "VAC IIA" shall mean Virtual Acquisition Corp. IIA, a Minnesota corporation.

         SECTION 3.     AMENDMENT TO ELIGIBLE ACCOUNTS TO INCLUDE CSLA ACCOUNTS.

                  The preamble of Schedule B to the Credit Agreement is amended and restated to read in its entirety as follows:

                        Eligible Accounts shall include all Accounts of Borrower, Asia/Pacific and CSLA, except any Account

         SECTION 4.     AMENDMENT TO NEGATIVE COVENANTS:

                  Clause (c) of Section 6.2 of the Credit Agreement is amended to read in its entirety as follows:

                           (c) loans or Investments by Borrower in or to
                           Asia/Pacific, CSLA and/or Kilborn in an aggregate
                           amount not to exceed (A) $800,000 per fiscal year,
                           plus (B) 50% of the Cumulative Net Income Investment
                           Basket, if positive, from and after January 1, 1996,
                           plus (C) 100% of the amount of any cash, proceeds of
                           sales of common stock and/or capital contributions
                           received by Borrower (net of any fees, costs and
                           expenses incurred in connection with any such sale or
                           contribution, including, without limitation,
                           underwriters' discounts) from and after the Closing
                           Date (but excluding any equity proceeds (x) invested
                           in or otherwise used to benefit LaserMaster Europe or
                           (y) used to repay the TimeMasters Debt pursuant to
                           Section 5(d) of the TimeMasters Subordination
                           Agreement); provided that in the case of loans to
                           Kilborn, (i) no Default or Event of Default shall
                           have occurred and be continuing at the time such
                           loans are made, (ii) Borrower shall have Excess
                           Availability of $2,000,000 or greater after giving
                           effect to any such loans, (iii) the Average Payable
                           Days are less than 60 days, and (iv) such Investments
                           shall be made solely by means of intercompany loans
                           evidenced by promissory notes that are pledged and
                           delivered to Agent.
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         SECTION 5.       REPRESENTATIONS AND WARRANTIES.

                  4.1      Borrower represents and warranties that:

                  (a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

                  (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or
(iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

                  (d) no Default or Event of Default will exist or result after giving effect hereto.

         SECTION 6.       CONDITIONS TO EFFECTIVENESS.

                  This Amendment will be effective upon satisfaction of the following conditions:

                  (a) Execution and delivery of four counter-parts of this Amendment by each of the parties hereto.

                  (b) Delivery to Agent of pledge agreements executed by (i) Holdings with respect to the stock of VAC IIA, and (ii) VAC IIA with respect to the stock of Kilborn, along with share certificates for all of the outstanding capital stock of VAC IIA and Kilborn and stock powers endorsed in blank.

                  (c) Delivery to Agent of a Phase 1, and, if requested, Phase II, environmental audits regarding real estate operated by Kilborn.
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         SECTION 7.     REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

                  (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement" "hereunder","hereof', "herein" or words of similar import shall mean and refer to the Credit Agreement as amended hereby.

         SECTION 8. WAIVER. In consideration of the foregoing, Borrower hereby waives, and covenants not to sue Agent with respect to, any and all claims it may have against Agent, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof.

         SECTION 9. COSTS AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

         SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         SECTION 11. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.

         SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                            [signature pages follow]
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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                             COLORSPAN CORPORATION


                                             By:____________________________
                                             Title:_________________________


Revolving Credit Loan                         GENERAL ELECTRIC CAPITAL
Commitment: $10,000,000                       CORPORATION, as Agent

                                              By:___________________________
                                              Title:________________________